Exhibit 10.75

REPURCHASE AGREEMENT

This REPURCHASE AGREEMENT (this "Agreement"), dated as of October 19, 2015 (the "Transfer Date"), is entered into by and among Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund, Fidelity Advisor Series I: Fidelity Advisor Growth & Income Fund, Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund, Fidelity Rutland Square Trust II: Strategic Advisers Core Fund, Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund, Fidelity Securities Fund: Fidelity Growth & Income Portfolio, and Variable Insurance Products Fund III: Growth & Income Portfolio (each a "Holder" and collectively the "Holders") and Amyris, Inc., a Delaware corporation (the "Company").

WHEREAS, the Holders currently hold 3% Convertible Notes issued by the Company (the "Notes"); and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall redeem from the Holders, and the Holders shall transfer to the Company, an aggregate principal amount of $9,691,000.00 million of Notes (the "Repurchased Notes") in accordance with Schedule I hereto, and on the terms and conditions set forth in this Agreement (the "Repurchase");

WHEREAS, the respective Holders have delivered to each Holder's respective custodian ("Custodian"), the Repurchased Notes, with instructions to deliver the Repurchased Notes to the Company upon its payment of the Purchase Price as set forth in Section 1.3 below.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

REPURCHASE

Section 1.1 RepurchaseRepurchase. At the Closing (as defined below) and upon the terms and conditions set forth in this Agreement, (a) the Holders shall sell, transfer and assign to the Company, and the Company shall purchase from Holders, such Holder's right, title and interest in the Repurchased Notes, and (b) the Company shall pay in cash to each Holderan amount of cash equal to the sum of (i) the Repurchase Price set forth opposite such Holder's name on Schedule I hereto, equal to (i) 91% of the par value of the Repurchased Notes, plus (ii) the unpaid interest on their respective Repurchased Notes through the Closing Date (the "Purchase Price"), as set forth on Schedule I hereto.

Section 1.2 Cancellation of Repurchased Notes. The Holders hereby acknowledge that the aggregate principal amount and all accrued unpaid interest on the Repurchased Notes shall be deemed fully paid on completion of the Repurchase.

Section 1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur within one Business Day from the execution of this Agreement (the "Closing Date"), or at such later date as the parties may mutually agree. On the Closing Date, the Company shall pay the Purchase Price by wire transfer of immediately available funds to the accounts designated by the Holders, and the Repurchased Notes shall be at such time deemed purchased by the Company. Immediately upon receipt of the Purchase Price, per the instructions previously delivered by the Holders to the Custodian, the Custodian shall deliver as soon as reasonably practical the Repurchased Notes to the Company via overnight delivery pursuant to written instructions provided by the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the following representations and warranties, each of which is true and correct on the date hereof, and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.

Section 2.1 Existence and Power.

(a) Each of the Company and its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company, other than disclosure of such transactions on a current report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, or with the Company's certificate of incorporation or bylaws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto, except, in the case of clause (ii) for such breaches, violations or defaults which would not reasonably be expected to, singly or in the aggregate, prohibit or materially impair the ability of the Company to perform its obligations hereunder.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder hereby makes the following representations and warranties, severally and not jointly, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, or with the Holder's certificate of incorporation or bylaws or, as applicable, other organizational agreement or other documents, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to prohibit or materially impair the ability of the Holder to perform its obligations hereunder.

Section 3.2 Valid and Enforceable Agreement: Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

Section 3.3 Title to Repurchased Notes. The Holder has good and valid title to the Repurchased Notes in the aggregate principal amount set forth on Schedule I hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of the Repurchased Notes or its rights therein, or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Repurchased Notes that limits the Holder's power to transfer the Repurchased Notes hereunder.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Survival of Representations and Warranties. The agreements of the parties as set forth herein, and the respective representations and warranties of the parties hereto set forth in Articles 2 and 3 hereof, shall survive the Closing and delivery of the Redeemed Shares.

Section 4.2 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service guaranteeing next day delivery (charges prepaid):

If to the Company:

Amyris, Inc.

5885 Hollis Street, Suite 100

Emeryville, CA 94608

Attention: Nicholas Khadder _____________________

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with a copy to:

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

Attention: Daniel J. Winnike

If to the Holders:

Fidelity Management & Research Company

245 Summer Street

Boston, Massachusetts 02210

Attention: David Mushlitz

Each party hereto by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; and the next business day after timely delivery to the courier, if sent by overnight courier.

Section 4.3 Entire Agreement. This Agreement and the other documents and agreements to be executed in connection with the Repurchase embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.4 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or electronic mail transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.6 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.7 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its conflicts of law rules.

Section 4.8 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party's rights and remedies with respect to such noncompliance or breach.

Section 4.9 Costs and Expenses. The Holders and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, without limitation, attorneys' fees.

Section 4.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

COMPANY: AMYRIS, INC.
By:	/s/ R. Asadorian
Name:	R. Asadorian
Title:	CFO

HOLDER: FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR LARGE CAP FUND
By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Deputy Treasurer
Total Purchase Price: $553,272.50 Wire Instructions:

HOLDER: FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR GROWTH & INCOME FUND
By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Deputy Treasurer
Total Purchase Price: $705,994.00 Wire Instructions:

HOLDER: FIDELITY HASTINGS STREET TRUST: FIDELITY ADVISOR SERIES GROWTH & INCOME FUND
By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Deputy Treasurer
Total Purchase Price: $749,890.00 Wire Instructions:

HOLDER: FIDELITY COMMONWEALTH TRUST: FIDELITY LARGE CAP STOCK FUND
By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Deputy Treasurer
Total Purchase Price: $361,227.50 Wire Instructions:

HOLDER: FIDELITY RUTLAND SQUARE TRUST II: STRATEGIC ADVISERS CORE FUND
By:	/s/ Kenneth Robins
Name:	Kenneth Robin
Title:	Authorized Signatory
Total Purchase Price: $627,347.00 Wire Instructions:

HOLDER: FIDELITY RUTLAND SQUARE TRUST II: STRATEGIC ADVISERS MULTI-MANAGER FUND
By:	/s/ Kenneth Robins
Name:	Kenneth Robin
Title:	Authorized Signatory
Total Purchase Price: $4,572.50 Wire Instructions:

HOLDER: FIDELITY SECURITIES FUND: FIDELITY GROWTH & INCOME PORTFOLIO
By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Deputy Treasurer
Total Purchase Price: $5,134,917.50 Wire Instructions:

HOLDER: VARIABLE INSURANCE PRODUCTS FUND III: GROWTH & INCOME PORTFOLIO
By:	/s/ Stacie M. Smith
Name:	Stacie M. Smith
Title:	Deputy Treasurer
Total Purchase Price: $725,198.50 Wire Instructions:

SCHEDULE I

Holder	Principal Amount of Repurchased Notes	Repurchased Price[1]	Interest Payment Due	Total Purchase Price
Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund	$605,000.00	$550,550.00	$2,722.50	$553,272.50
Fidelity Advisor Series I: Fidelity Advisor Growth & Income Fund	$772,000.00	$702,520.00	$3,474.00	$705,994.00
Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund	$820,000.00	$746,200.00	$3,690.00	$749,890.00
Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund	$395,000.00	$359,450.00	$1,777.50	$361,227.50
Fidelity Rutland Square Trust II: Strategic Advisers Core Fund	$686,000.00	$624,260.00	$3,087.00	$627,347.00
Fidelity Rutland Square Trust II: Strategic Advisers Core Multi-Manager Fund	$5,000.00	$4,550.00	$22.50	$4,572.50
Fidelity Securities Fund: Fidelity Growth & Income Portfolio	$5,615,000.00	$5, 109,650.00	$25,267.50	$5, 134,917 .50
Variable Insurance Products Fund III: Growth & Income Portfolio	$793,000.00	$721,630.00	$3,568.50	$725,198.50
Total:	$9,691,000.00	$8,818,810.00	$43,609.50	$8,862,419.50

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[1] Calculated as 91 % of par value